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                                                                   EXHIBIT 10.21

                                  TESSERA, INC.

                                THIRD ADDENDUM TO
                          TCC MASTER LICENSE AGREEMENT

This Third Addendum Agreement ("Third Addendum") entered into between TESSERA, INC., a corporation organized under the laws of Delaware ("Tessera") and SHINKO ELECTRIC INDUSTRIES CO., LTD, a corporation organized under the laws of Japan ("Licensee") shall be effective as of the last date signed below. The parties to this Third Addendum agree to the following terms:

I. SUPPLEMENT TO AGREEMENT: This Third Addendum merely supplements certain provisions of the TCC Master License Agreement ("Agreement"), entered into on January 20, 1994 and the Addendum to the TCC Master License Agreement, entered into on November 22, 1994 ("First Addendum") and the Second Addendum to the TCC Master License Agreement ("Second Addendum") entered into on July 13, 1995 (collectively "Combined Agreements"). All provisions, including Definitions, contained within the Combined Agreements are therefore incorporated herein. In the event any of the provisions of the Combined Agreements and this Third Addendum conflict, the provisions contained in this Third Addendum shall supersede the conflicting provisions. The modifications to the Combined Agreements as set forth herein are pursuant to the Equitable License provision of the Agreement and are substantially similar to the terms currently being negotiated with Amkor Electronics.

II. DEFINITIONS:

       A. The term "Batch Technology" as used herein means Technology including:
(i) any method or result of U.S. Patent Serial Number 08/271,768 (and related Patents) for bonding or connecting one or more substantially planar electrically conducting flexible elements to electrical contact(s) on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer, or interconnect substrate, and then forming said element(s) away from the plane of said contacts in a predetermined fashion into the flexible electrical lead(s) of a TCC package; (ii) any method or result of U.S. Patent 5,455,390 (and related Patents) for making and forming one or more flexible conducting elements on a flexible dielectric film and simultaneously joining said elements to electrical contacts on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer or interconnect substrate to produce the flexible electrical leads of a TCC package; and/or (iii) any method or result of further invention or Patent made or acquired by Tessera during the term hereof covering any batch processing method for forming or producing and/or connecting flexible electrical leads of a TCC package. The parties expressly agree that the term "Wafer Level Packaging services", as it is defined in the Second Addendum, is included in Batch Technology. The parties further expressly agree that any TCC package made and/or connected individually on an IC wafer before dicing by traditional wire bonding methods and/or tape automated bonding ("TAB") gang bonding methods, is NOT included in Batch Technology.

       B. [*].

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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II. LICENSEE RIGHTS - BATCH TECHNOLOGY EXCLUDED. Notwithstanding any language to the contrary, Batch Technology is excluded from the scope of the licensed Technology in this Third Addendum and the prior Combined Agreements, and Licensee's rights herein expressly exclude any right or license to make, use or sell any TCC or related IC package manufactured by or incorporating Batch Technology.

III. ROYALTIES:

       A. Base Royalty. As consideration for the modifications to the Combined Agreements contained herein this Third Addendum, Licensee shall pay a total base royalty to Tessera in the amount of [*] PERCENT ([*]%) [*] related to TCC packages licensed hereunder.

       B. Sliding Royalty Scale. Royalty payments due Tessera hereunder shall be adjusted by multiplying Licensee's total base royalty calculated under Paragraph
A. above, by a [*] ([*]) until Licensee has paid Tessera [*] US DOLLARS (US$[*]) in aggregate royalties, and then by a factor of [*] ([*]) until Licensee has paid Tessera an additional [*] US DOLLARS (US$[*]) in aggregate royalties. DISCOUNT FOR PREPAYMENT: Licensee may elect to pay Tessera [*] US DOLLARS (US$[*]) in lieu of any such Sliding Scale Royalties, in which event said Licensee will notify and tender such payment to Tessera within six (6) months from the Effective Date of this Third Addendum.

IV. ENTIRE UNDERSTANDING: This Third Addendum embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Third Addendum. Any amendment or modification of any provision of this Third Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Addendum as of the last date signed below.


TESSERA, INC.                           SHINKO ELECTRIC INDUSTRIES CO., LTD.


By: /s/ JOHN W. SMITH                   By: /s/ SUGIO UCHIDA
   --------------------------------        -------------------------------------


Name: JOHN W. SMITH                     Name: SUGIO UCHIDA
     ------------------------------          -----------------------------------


Title: PRESIDENT                        Title: EXECUTIVE MANAGING DIRECTOR
      -----------------------------           ----------------------------------


Date: 5-28-96                           Date: 5-31-'96
     ------------------------------          -----------------------------------


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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[TESSERA LOGO]
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3099 Orchard Drive San Jose, CA 95134 Phone: (408) 894-0700 Fax: (408) 894-0768

                                                                    FEB 10, 1997

VIA FACSIMILE

Mr. Hidenori Takayanagi
Program Director - Marketing and Sales Planning Div.
Shinko Electric Industries Co. Ltd.
80 Oshimada-Machi
Nagano-shi, 381-22 Japan

RE: TCC License

Dear Takayanagi-San:

Mr. Smith has asked me to follow-up up his recent discussion with you in Japan regarding the TCC license terms between Tessera and Shinko Electric.

As you know, the Third Addendum to the TCC Master License Agreement gave Shinko the option to pay Tessera [*] US DOLLARS (US$[*]) in lieu of any Sliding Scale Royalties, as defined therein. However, this option only remained open for six months from the date the Third Addendum was signed.

This option has lapsed; however, in the spirit of good will between our companies, Mr. Smith has authorized me to send this letter extending to Shinko the option, for an indefinite period of time, to pay Tessera the [*] US DOLLARS (US$[*]) in lieu of such Sliding Scale Royalties, in which event Shinko shall notify Tessera and tender such payment and henceforth pay royalties at the [*] without any such Sliding Scale Royalties. Let me be clear that the lowering of royalties upon such payment has no retroactive effect on the amount of royalties paid previous to such payment.

Please contact me if you have any comments or questions regards this matter.


Best regards,

/s/ CHRISTOPHER M. PICKETT
-------------------------------------
Christopher M. Pickett
Director of Intellectual Property

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.